Exhibit 99.1

October 29, 2026
FOR IMMEDIATE RELEASE
Investor Contact: Mark Warren (205) 298-3220
Media Contact: Jack Bonnikson (205) 298-3220

VULCAN REPORTS THIRD QUARTER 2026 RESULTS

Solid Execution Demonstrates Resilience of Aggregates-Led Business

Expands Footprint with Strategic Acquisitions

Targets Earnings Growth Again in 2027

Birmingham, Alabama – October 29, 2026 – Vulcan Materials Company (NYSE: VMC), the nation’s largest producer of construction aggregates, today announced results for the quarter ended September 30, 2026.
Ronnie Pruitt, Vulcan Materials’ Chief Executive Officer, said, “Our results this quarter reflect disciplined operational execution across our entire organization. Our teams stayed focused on our core priorities, driving operational efficiencies, protecting margins, and delivering dependable value to our customers in a dynamic environment marked by energy inflation.
“At the same time, we are actively expanding our reach through strategic, disciplined acquisitions that reinforce our position in attractive, long-term growth markets. These targeted aggregates-led investments, combined with our core operational momentum, position us well for continued earnings growth and value creation for shareholders.”

Financial Highlights Include:

	Third Quarter		Year-to-Date		Trailing-Twelve Months
Amounts in millions, except per unit data	2026	2025	2026	2025	2026	2025
Total revenues	$2,185	$2,292	$6,096	$6,029	$8,009	$7,882
Gross profit	$666	$697	$1,714	$1,688	$2,201	$2,225
Selling, Administrative and General (SAG)	$137	$145	$414	$428	$550	$566
As % of Total revenues	6.3%	6.3%	6.8%	7.1%	6.9%	7.2%
Net earnings attributable to Vulcan	$362	$375	$851	$825	$1,103	$1,118
Adjusted EBITDA	$707	$735	$1,808	$1,806	$2,326	$2,356
Adjusted EBITDA Margin	32.3%	32.1%	29.7%	30.0%	29.0%	29.9%
Earnings attributable to Vulcan from continuing operations per diluted share	$2.81	$2.83	$6.54	$6.24	$8.44	$8.47
Adjusted earnings attributable to Vulcan from continuing operations per diluted share	$2.83	$2.84	$6.76	$6.29	$8.47	$8.46
Aggregates segment
Shipments (tons)	62.7	64.7	172.6	171.7	227.6	225.6
Freight-adjusted sales price per ton	$22.84	$22.01	$22.87	$22.05	$22.61	$21.90
Gross profit per ton	$9.46	$9.46	$9.05	$8.91	$8.77	$8.93
Cash gross profit per ton	$11.95	$11.84	$11.68	$11.52	$11.45	$11.51

Page 2 October 29, 2026 FOR IMMEDIATE RELEASE
Segment Results

Aggregates
Commercial and operational execution drove continued expansion in aggregates cash gross profit per ton despite ongoing energy headwinds in the third quarter.  Segment gross profit was $593 million ($9.46 per ton), and cash gross profit was $750 million ($11.95 per ton).

As compared to the prior year, aggregates shipments decreased 3 percent.  Shipments in the prior year’s third quarter benefited from favorable weather across the Company’s footprint following a slow start to the construction season due to severe winter weather and rainfall throughout the first half of the year.

Price growth in the third quarter remained widespread across the Company’s footprint.  Freight-adjusted selling prices increased 5 percent on a mix-adjusted basis (4 percent, or $0.82 per ton, on a reported basis).  Continued cost management and operational execution helped offset energy cost headwinds and inflationary pressures on some parts and supplies.  Freight-adjusted unit cash cost of sales increased 7 percent, or $0.72 per ton, over the prior year.  Excluding the impact of higher diesel fuel costs, cash cost of sales increased 3 percent.

Asphalt and Concrete
Non-aggregates segment gross profit in the third quarter was $72 million, and cash gross profit was $88 million.  Asphalt gross profit margin remained strong at 17 percent, despite lower shipments and higher liquid asphalt costs.  The prior year results included the Company’s Houston asphalt and construction business that was divested in the fourth quarter of 2025.  Concrete gross profit margin expanded to 9 percent. The prior year’s third quarter included results from the concrete assets in California, that were divested in the second quarter of 2026.

Selling, Administrative and General (SAG)
SAG expense in the quarter was $137 million, 6 percent lower than the prior year and 6.3 percent of total revenues.  On a trailing-twelve months basis, SAG expense as a percent of total revenues was 6.9 percent and 30 basis points lower than the prior year.

Financial Position, Liquidity and Capital Allocation
Capital expenditures for maintenance and growth projects were $174 million in the third quarter, and the Company returned $417 million to shareholders through $350 million of common stock repurchases and $67 million of dividends.

During the third quarter, the Company completed two bolt-on acquisitions that align with our aggregates-led strategy and enhance our position in Tennessee and expand our reach into southern Ohio.  The Company remains well positioned for continued growth with a strong liquidity position and balance sheet profile.

Page 3 October 29, 2026 FOR IMMEDIATE RELEASE
As of September 30, 2026, the ratio of total debt to trailing-twelve months Adjusted EBITDA was 2.0 times and within the Company’s target range of 2.0 to 2.5 times.  On a trailing-twelve months basis, return on average invested capital was 15.9 percent.

Outlook
Regarding the Company’s outlook, Mr. Pruitt said, “Our results this year highlight the durability of our business.  Despite significant energy headwinds, we are preserving our Adjusted EBITDA margin and expanding unit profitability in aggregates.  We have taken proactive pricing and cost actions to mitigate the elevated energy inflation that has continued into the fourth quarter.  Backed by our operational and commercial discipline, we expect to deliver approximately $2.4 billion in Adjusted EBITDA for the full year.

Mr. Pruitt continued, “As we look to 2027, our execution and ongoing portfolio expansion set the stage for another year of earnings growth.  We anticipate a continuation of the current demand environment next year and expect to continue expanding aggregates cash gross profit per ton with mid- to high- single digit pricing gains through execution of the Vulcan Way of Selling and cost benefits from the Vulcan Way of Operating.

“We have the right aggregates-led strategy and the operational rigor to navigate dynamic market conditions.  By maintaining disciplined capital deployment, integrating high-quality assets into our network, and executing on the fundamentals we control, we will continue to generate strong cash flow and compound superior value for our shareholders.”

Conference Call
Vulcan will host a conference call at 9:00 a.m. CT on October 29, 2026.  A webcast will be available via the Company’s website at www.vulcanmaterials.com.  Investors and other interested parties may access the teleconference live by calling 800-347-6865, or 203-518-9757 if outside the U.S.  The conference ID is 5524133.  The conference call will be recorded and available for replay at the Company’s website approximately two hours after the call.

About Vulcan Materials Company

Vulcan Materials Company, a member of the S&P 500 Index with headquarters in Birmingham, Alabama, is the nation's largest supplier of construction aggregates – primarily crushed stone, sand and gravel – and a major producer of aggregates-based construction materials, including asphalt and ready-mixed concrete.  For additional information about Vulcan, go to www.vulcanmaterials.com.

Non-GAAP Financial Measures

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as included in Appendix 2 hereto. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Page 4 October 29, 2026 FOR IMMEDIATE RELEASE
FORWARD-LOOKING STATEMENT DISCLAIMER

This document contains forward-looking statements.  Statements that are not historical fact, including statements about Vulcan's beliefs and expectations, are forward-looking statements.  Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales.  These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may” or similar expressions elsewhere in this document.  These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements.  The following risks related to Vulcan's business, among others, could cause actual results to differ materially from those described in the forward-looking statements: general economic and business conditions; domestic and global political, economic or diplomatic developments, including the military conflict in the Middle East involving the United States, Israel and Iran; a pandemic, epidemic or other public health emergency; Vulcan’s dependence on the construction industry, which is subject to economic cycles; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for private residential and private nonresidential construction; changes in Vulcan’s effective tax rate; the increasing reliance on information technology infrastructure, including the risks that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; international business operations and relationships, including actions taken by the Mexican government with respect to Vulcan’s property and operations in that country; the highly competitive nature of the construction industry; the impact of future regulatory or legislative actions, including those relating to climate change, biodiversity, land use, wetlands, greenhouse gas emissions, the definition of minerals, tax policy and domestic and international trade; the outcome of pending legal proceedings; pricing of Vulcan's products; weather and other natural phenomena, including the impact of climate change and availability of water; availability and cost of trucks, railcars, barges and ships as well as their licensed operators for transport of Vulcan’s materials; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; labor relations, shortages and constraints; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; volatility in pension plan asset values and liabilities, which may require cash contributions to the pension plans; the impact of environmental cleanup costs and other liabilities relating to existing and/or divested businesses; Vulcan's ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to identify, close and successfully integrate acquisitions; the effect of changes in tax laws, guidance and interpretations; significant downturn in the construction industry may result in the impairment of goodwill or long-lived assets; changes in technologies, which could disrupt the way Vulcan does business and how Vulcan’s products are distributed; the risks of open pit and underground mining; expectations relating to sustainability considerations; claims that our products do not meet regulatory requirements or contractual specifications; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC.  All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.  Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Source: Vulcan Materials Company

Table A

Vulcan Materials Company
and Subsidiary Companies

(in millions, except per share data)
Consolidated Statements of Earnings	Three Months Ended September 30		Nine Months Ended September 30
(Condensed and unaudited)	2026	2025	2026	2025
Total revenues	$2,184.6	$2,291.5	$6,096.3	$6,028.5
Cost of revenues	(1,519.0)	(1,594.3)	(4,382.5)	(4,340.8)
Gross profit	665.6	697.2	1,713.8	1,687.7
Selling, administrative and general expenses	(137.0)	(145.3)	(414.1)	(428.0)
Gain (loss) on sale of property, plant & equipment and businesses	0.2	0.6	(11.4)	9.2
Other operating expense, net	(4.2)	(9.3)	(42.8)	(28.2)
Operating earnings	524.6	543.2	1,245.5	1,240.7
Other nonoperating income (expense), net	(2.0)	0.7	3.1	0.4
Interest expense, net	(51.4)	(55.3)	(160.0)	(174.2)
Earnings from continuing operations before income taxes	471.2	488.6	1,088.6	1,066.9
Income tax expense	(107.1)	(112.4)	(234.4)	(237.4)
Earnings from continuing operations	364.1	376.2	854.2	829.5
Loss on discontinued operations, net of tax	(1.2)	(1.2)	(0.9)	(4.2)
Net earnings	362.9	375.0	853.3	825.3
Earnings attributable to noncontrolling interest	(0.6)	(0.1)	(2.1)	(0.6)
Net earnings attributable to Vulcan	$362.3	$374.9	$851.2	$824.7

Basic earnings (loss) per share attributable to Vulcan
Continuing operations	$2.82	$2.85	$6.56	$6.27
Discontinued operations	$(0.01)	$(0.01)	$0.00	$(0.03)
Net earnings	$2.81	$2.84	$6.56	$6.24

Diluted earnings (loss) per share attributable to Vulcan
Continuing operations	$2.81	$2.83	$6.54	$6.24
Discontinued operations	$(0.01)	$(0.01)	$(0.01)	$(0.03)
Net earnings	$2.80	$2.82	$6.53	$6.21

Weighted-average common shares outstanding
Basic	129.1	132.1	129.8	132.2
Assuming dilution	129.5	132.9	130.3	132.9
Effective tax rate from continuing operations	22.7%	23.0%	21.5%	22.3%

Table B
Vulcan Materials Company
and Subsidiary Companies

(in millions)
Consolidated Balance Sheets (Condensed and unaudited)	September 30 2026	December 31 2025	September 30 2025
Assets
Cash and cash equivalents	$106.6	$183.3	$191.3
Restricted cash	65.8	6.1	3.9
Accounts and notes receivable
Accounts and notes receivable, gross	1,117.1	898.2	1,197.1
Allowance for credit losses	(4.4)	(10.5)	(12.3)
Accounts and notes receivable, net	1,112.7	887.7	1,184.8
Inventories
Finished products	546.5	557.7	545.0
Raw materials	43.0	36.7	47.6
Products in process	6.8	5.4	12.3
Operating supplies and other	86.2	80.7	82.2
Inventories	682.5	680.5	687.1
Other current assets	111.1	101.8	104.0
Assets held for sale	0.0	708.5	97.3
Total current assets	2,078.7	2,567.9	2,268.4
Investments and long-term receivables	175.7	33.7	33.6
Property, plant & equipment
Property, plant & equipment, cost	15,048.8	14,504.7	14,641.6
Allowances for depreciation, depletion & amortization	(6,644.4)	(6,356.1)	(6,288.9)
Property, plant & equipment, net	8,404.4	8,148.6	8,352.7
Operating lease right-of-use assets, net	589.0	521.5	522.0
Goodwill	3,781.2	3,780.9	3,839.5
Other intangible assets, net	1,459.8	1,489.0	1,796.0
Other noncurrent assets	214.8	158.8	166.3
Total assets	$16,703.6	$16,700.4	$16,978.5
Liabilities
Current maturities of long-term debt	400.0	0.4	0.4
Short-term debt	315.0	0.0	0.0
Trade payables and accruals	245.3	438.5	422.6
Other current liabilities	495.0	487.9	556.2
Liabilities held for sale	0.0	29.3	37.6
Total current liabilities	1,455.3	956.1	1,016.8
Long-term debt	3,965.6	4,361.7	4,360.4
Deferred income taxes, net	1,292.3	1,358.3	1,391.9
Deferred revenue	124.9	130.6	132.3
Noncurrent operating lease liabilities	582.1	522.6	506.2
Other noncurrent liabilities	852.2	822.2	813.8
Total liabilities	$8,272.4	$8,151.5	$8,221.4
Equity
Common stock, $1 par value	128.2	130.6	132.0
Capital in excess of par value	2,914.6	2,930.0	2,920.2
Retained earnings	5,485.1	5,590.1	5,805.1
Accumulated other comprehensive loss	(121.3)	(125.6)	(123.1)
Total shareholder's equity	8,406.6	8,525.1	8,734.2
Noncontrolling interest	24.6	23.8	22.9
Total equity	$8,431.2	$8,548.9	$8,757.1
Total liabilities and equity	$16,703.6	$16,700.4	$16,978.5

Table C
Vulcan Materials Company
and Subsidiary Companies

(in millions)
Consolidated Statements of Cash Flows	Nine Months Ended September 30
(Condensed and unaudited)	2026	2025

Operating Activities
Net earnings	$853.3	$825.3
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation, depletion, accretion and amortization	529.0	563.2
Noncash operating lease expense	39.3	40.1
Net (gain) loss on sale of property, plant & equipment and businesses	11.4	(9.2)
Contributions to pension plans	(17.5)	(13.8)
Share-based compensation expense	33.3	49.9
Deferred income taxes, net	(52.7)	56.5
Changes in assets and liabilities before initial effects of business acquisitions and dispositions	(435.3)	(256.3)
Other, net	10.2	14.3
Net cash provided by operating activities	$971.0	$1,270.0

Investing Activities
Purchases of property, plant & equipment	(548.0)	(492.9)
Proceeds from sale of property, plant & equipment	19.5	23.0
Proceeds from sale of businesses	572.1	19.0
Payment for businesses acquired, net of acquired cash	(290.6)	(8.5)
Other, net	2.4	8.5
Net cash used for investing activities	$(244.6)	$(450.9)

Financing Activities
Proceeds from short-term debt	315.0	0.0
Payment of short-term debt and other financing obligations	(50.0)	(550.0)
Payment of current maturities and long-term debt	(0.3)	(400.5)
Payment of finance leases	(6.1)	(8.5)
Purchases of common stock	(749.8)	(38.1)
Dividends paid	(202.3)	(195.4)
Share-based compensation, shares withheld for taxes	(48.4)	(30.5)
Distribution to noncontrolling interest	(1.4)	(1.5)
Other, net	(0.1)	(0.2)
Net cash used for financing activities	$(743.4)	$(1,224.7)
Net decrease in cash and cash equivalents and restricted cash	(17.0)	(405.6)
Cash and cash equivalents and restricted cash at beginning of year	189.4	600.8
Cash and cash equivalents and restricted cash at end of period	$172.4	$195.2

Table D
Segment Financial Data and Unit Shipments

(in millions, except per unit data)
	Three Months Ended September 30		Nine Months Ended September 30
	2026	2025	2026	2025

Total Revenues
Aggregates [1]	$1,822.5	$1,792.1	$5,036.0	$4,777.5
Asphalt [2]	381.2	416.1	927.0	993.7
Concrete	92.4	237.5	466.7	635.2
Segment sales	$2,296.1	$2,445.7	$6,429.7	$6,406.4
Aggregates intersegment sales	(111.5)	(154.2)	(333.4)	(377.9)
Total	$2,184.6	$2,291.5	$6,096.3	$6,028.5

Gross Profit
Aggregates	$593.4	$612.1	$1,561.1	$1,529.0
Asphalt	64.2	71.0	126.3	132.9
Concrete	8.0	14.1	26.4	25.8
Total	$665.6	$697.2	$1,713.8	$1,687.7

Depreciation, Depletion, Accretion and Amortization
Aggregates	$156.1	$153.6	$454.7	$448.2
Asphalt	11.6	12.9	33.9	39.0
Concrete	3.8	16.5	11.9	50.9
Other	9.7	8.4	28.5	25.1
Total	$181.2	$191.4	$529.0	$563.2

Average Unit Sales Price and Unit Shipments
Aggregates
Freight-adjusted revenues [3]	$1,431.7	$1,423.7	$3,947.2	$3,785.8
Aggregates - tons	62.7	64.7	172.6	171.7
Freight-adjusted sales price [4]	$22.84	$22.01	$22.87	$22.05
Other Products
Asphalt Mix - tons	3.9	4.3	9.5	10.4
Asphalt Mix - sales price [5]	$85.49	$82.70	$85.15	$81.88
Ready-mixed concrete - cubic yards	0.5	1.2	2.4	3.3
Ready-mixed concrete - sales price [5]	$192.21	$190.90	$190.59	$188.96

[1]
Includes product sales (crushed stone, sand and gravel, sand, and other aggregates), as well as freight & delivery costs that we pass along to our customers, and service revenues related to aggregates.

[2]	Includes product sales, as well as service revenues from our asphalt construction paving business.
[3]
Freight-adjusted revenues are Aggregates segment sales excluding freight & delivery revenues and other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business.

[4]	Freight-adjusted sales price is calculated as freight-adjusted revenues divided by aggregates unit shipments.
[5]	Sales price is calculated by dividing revenues generated from the shipment of product (excluding service revenues generated by the segments) by total units of the product shipped.

Appendix 1
Reconciliation of Non-GAAP Measures
Aggregates segment freight-adjusted revenues is not a Generally Accepted Accounting Principle (GAAP) measure and should not be considered as an alternative to metrics defined by GAAP. We present this metric as it is consistent with the basis by which we review our operating results. We believe that this presentation is consistent with our competitors and meaningful to our investors as it excludes revenues associated with freight & delivery, which are pass-through activities. It also excludes other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business. Additionally, we use this metric as the basis for calculating the average sales price of our aggregates products. Reconciliation of this metric to its nearest GAAP measure is presented below:

Aggregates Segment Freight-Adjusted Revenues

(in millions, except per unit data)
	Three Months Ended September 30		Nine Months Ended September 30		Trailing-Twelve Months Ended September 30
	2026	2025	2026	2025	2026	2025
Aggregates segment
Segment sales	$1,822.5	$1,792.0	$5,036.0	$4,777.5	$6,555.7	$6,249.7
Freight & delivery revenues [1]	(364.8)	(341.7)	(1,013.4)	(916.8)	(1,311.7)	(1,214.4)
Other revenues	(26.0)	(26.7)	(75.4)	(74.9)	(97.3)	(95.3)
Freight-adjusted revenues	$1,431.7	$1,423.7	$3,947.2	$3,785.8	$5,146.7	$4,940.0
Unit shipments - tons	62.7	64.7	172.6	171.7	227.6	225.6
Freight-adjusted sales price	$22.84	$22.01	$22.87	$22.05	$22.61	$21.90

[1]	At the segment level, freight & delivery revenues include intersegment freight & delivery (which are eliminated at the consolidated level) and freight to remote distribution sites.

GAAP does not define "cash gross profit," and it should not be considered as an alternative to earnings measures defined by GAAP. We and the investment community use this metric to assess the operating performance of our business. Additionally, we present this metric as we believe that it closely correlates to long-term shareholder value. Cash gross profit adds back noncash charges for depreciation, depletion, accretion and amortization to gross profit. Segment cash gross profit per unit is computed by dividing segment cash gross profit by units shipped. Segment cash cost of sales per unit is computed by subtracting segment cash gross profit per unit from segment freight-adjusted sales price. Reconciliation of these metrics to their nearest GAAP measures are presented below:

Cash Gross Profit

(in millions, except per unit data)
	Three Months Ended September 30		Nine Months Ended September 30		Trailing-Twelve Months Ended September 30
	2026	2025	2026	2025	2026	2025
Aggregates segment
Gross profit	$593.4	$612.1	$1,561.1	$1,529.0	$1,996.9	$2,015.4
Depreciation, depletion, accretion and amortization	156.1	153.6	454.7	448.2	610.0	582.2
Cash gross profit	$749.5	$765.7	$2,015.8	$1,977.2	$2,606.9	$2,597.6
Unit shipments - tons	62.7	64.7	172.6	171.7	227.6	225.6
Gross profit per ton	$9.46	$9.46	$9.05	$8.91	$8.77	$8.93
Freight-adjusted sales price	$22.84	$22.01	$22.87	$22.05	$22.61	$21.90
Cash gross profit per ton	11.95	11.84	11.68	11.52	11.45	11.51
Freight-adjusted cash cost of sales per ton	$10.89	$10.17	$11.19	$10.53	$11.16	$10.39
Asphalt segment
Gross profit	$64.2	$71.0	$126.3	$132.9	$167.2	$179.1
Depreciation, depletion, accretion and amortization	11.6	12.9	33.9	39.0	44.8	51.2
Cash gross profit	$75.8	$83.9	$160.2	$171.9	$212.0	$230.3
Concrete segment
Gross profit	$8.0	$14.1	$26.4	$25.8	$36.7	$30.4
Depreciation, depletion, accretion and amortization	3.8	16.5	11.9	50.9	22.8	61.4
Cash gross profit	$11.8	$30.6	$38.3	$76.7	$59.5	$91.8

Appendix 2

Reconciliation of Non-GAAP Measures (Continued)

GAAP does not define "Earnings Before Interest, Taxes, Depreciation and Amortization" (EBITDA), and it should not be considered as an alternative to earnings measures defined by GAAP. We use this metric to assess the operating performance of our business and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. We do not use this metric as a measure to allocate resources. We adjust EBITDA for certain items to provide a more consistent comparison of earnings performance from period to period. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

EBITDA and Adjusted EBITDA

(in millions)
	Three Months Ended September 30		Nine Months Ended September 30		Trailing-Twelve Months Ended September 30
	2026	2025	2026	2025	2026	2025
Net earnings attributable to Vulcan	$362.3	$374.9	$851.2	$824.7	$1,103.1	$1,118.5
Income tax expense, including discontinued operations	106.7	111.9	233.9	235.9	303.9	278.0
Interest expense, net	51.4	55.3	160.0	174.2	212.2	226.8
Depreciation, depletion, accretion and amortization	181.2	191.4	529.0	563.2	714.3	727.0
EBITDA	$701.5	$733.5	$1,774.1	$1,798.0	$2,333.5	$2,350.2
Loss on discontinued operations	$1.6	$1.6	$1.3	$5.7	$1.7	$9.1
(Gain) loss on sale of real estate and businesses, net	0.5	0.0	13.7	0.0	(28.7)	(36.7)
Charges associated with divested operations	2.3	0.0	8.8	0.0	9.4	16.7
Acquisition related charges [1]	0.8	0.1	1.2	1.9	1.3	16.4
CEO transition and reorganization charges[2]	0.0	0.0	8.6	0.0	8.6	0.0
Adjusted EBITDA	$706.7	$735.2	$1,807.8	$1,805.6	$2,325.8	$2,355.7
Total revenues	$2,184.6	$2,291.5	$6,096.3	$6,028.5	$8,008.9	$7,882.2
Adjusted EBITDA margin	32.3%	32.1%	29.7%	30.0%	29.0%	29.9%

[1]	Represents charges associated with acquisitions requiring clearance under federal antitrust laws.
[2]	Represents employee termination and other discrete charges directly related to organizational changes resulting from the appointment of Ronnie Pruitt as CEO, effective January 1, 2026.

Similar to our presentation of Adjusted EBITDA, we present Adjusted Diluted Earnings Per Share (EPS) attributable to Vulcan from continuing operations to provide a more consistent comparison of earnings performance from period to period. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

Adjusted Diluted EPS Attributable to Vulcan from Continuing Operations (Adjusted Diluted EPS)

	Three Months Ended September 30		Nine Months Ended September 30		Trailing-Twelve Months Ended September 30
	2026	2025	2026	2025	2026	2025
Net earnings attributable to Vulcan	$2.80	$2.82	$6.53	$6.21	$8.43	$8.41
Items included in Adjusted EBITDA above, net of tax	0.02	0.01	0.20	0.04	(0.03)	0.04
NOL carryforward valuation allowance	0.01	0.01	0.03	0.04	0.07	0.01
Adjusted diluted EPS attributable to Vulcan from continuing operations	$2.83	$2.84	$6.76	$6.29	$8.47	$8.46

Projected Adjusted EBITDA is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

2026 Projected Adjusted EBITDA

(in millions)
Net earnings attributable to Vulcan	$1,120
Income tax expense, including discontinued operations	320
Interest expense, net	215
Depreciation, depletion, accretion and amortization	710
Projected EBITDA	$2,365
Items included in Adjusted EBITDA	$35
Projected Adjusted EBITDA	$2,400

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as noted above. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Appendix 3

Reconciliation of Non-GAAP Measures (Continued)

Net debt to Adjusted EBITDA is not a GAAP measure and should not be considered as an alternative to metrics defined by GAAP. We, the investment community and credit rating agencies use this metric to assess our leverage. Net debt subtracts cash and cash equivalents and restricted cash from total debt. Reconciliation of this metric to its nearest GAAP measure is presented below:

Net Debt to Adjusted EBITDA

(in millions)
	September 30
	2026		2025
Debt
Current maturities of long-term debt	$400.0		$0.4
Short-term debt	315.0		0.0
Long-term debt	3,965.6		4,360.4
Total debt	$4,680.6		$4,360.8
Cash and cash equivalents and restricted cash	(172.4)		(195.2)
Net debt	$4,508.2		$4,165.6
Trailing-Twelve Months (TTM) Adjusted EBITDA	$2,325.8		$2,355.7
Total debt to TTM Adjusted EBITDA	2.0	x	1.9	x
Net debt to TTM Adjusted EBITDA	1.9	x	1.8	x

We define “Return on Invested Capital” (ROIC) as Adjusted EBITDA for the trailing-twelve months divided by average invested capital (as illustrated below) during the trailing 5-quarters. Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric EBITDA. We believe that our ROIC metric is meaningful because it helps investors assess how effectively we are deploying our assets. Although ROIC is a standard financial metric, numerous methods exist for calculating a company’s ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

Return on Invested Capital

(dollars in millions)
	Trailing-Twelve Months Ended September 30
	2026	2025
Adjusted EBITDA	$2,325.8	$2,355.7
Average invested capital
Property, plant & equipment, net	$8,358.5	$7,995.7
Goodwill	3,792.7	3,744.9
Other intangible assets	1,483.4	1,626.3
Fixed and intangible assets	$13,634.6	$13,366.8
Current assets	$2,036.4	$2,166.1
Cash and cash equivalents	(197.9)	(354.9)
Current tax	(29.8)	(30.7)
Adjusted current assets	1,808.7	1,780.5
Current liabilities	(1,115.6)	(1,026.9)
Current maturities of long-term debt	160.2	80.5
Short-term debt	102.4	110.0
Adjusted current liabilities	(853.1)	(836.4)
Adjusted net working capital	$955.6	$944.1
Average invested capital	$14,590.2	$14,310.9
Return on invested capital	15.9%	16.5%